Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces the Supplements dated April 23, 1997, May 6, 1997, May 13, 1997, May 22, 1997 and June 6,
1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of June 9, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after June 9, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced an offering of up to 27,500,000 Shares (the "Subsequent Offering"). As of June 9, 1997, the Company had received subscription proceeds of $60,418,948 (6,041,895 Shares), including $269,438 (26,944 Shares) issued pursuant to the Reinvestment Plan, from 2,897 stockholders in connection with the Subsequent Offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $54,303,000. As of June 9, 1997, the Company had invested or committed for investment approximately $154,025,000 of aggregate net proceeds from the Initial Offering and the Subsequent Offering in 151 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $34,323,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of June 9, 1997, $2,718,853 of the Net Offering Proceeds from the Subsequent Offering had been incurred as Acquisition Fees to the Advisor.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between April 3, 1997 and June 9, 1997, the Company acquired 26 Properties, including 24 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, with the aggregate proceeds of the Initial Offering and the Subsequent Offering. These Properties are 11 Boston Market Properties (one in each of Arvada, Colorado; Liberty, Missouri; Indianapolis, Indiana; San Antonio, Texas; Vacaville, California; Lansing Michigan; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), one Black-eyed Pea Property (in Scottsdale, Arizona), four Jack in the Box Properties (one in each of Enumclaw, Washington; Fresno, California; and Bacliff and Corinth, Texas), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), one Shoney's Property (in Guadalupe, Arizona), one Pizza Hut Property (in Dover, Ohio), three Golden Corral Properties (one in Corpus Christi, Texas, and two in Jacksonville, Florida), one IHOP Property (in Leesburg, Virginia), one Popeyes Property (in Starke, Florida) and one Ruth's Chris Steak House Property (in Tampa, Florida). For information regarding the Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.



June 12, 1997                                  Prospectus Dated April 18, 1997










      In connection with the purchase of the 11 Boston Market Properties, the two Einstein Bros. Bagels Properties, the four Jack in the Box Properties, the Shoney's Property, the three Golden Corral Properties, the IHOP Property, the Popeyes Property, and the Ruth's Chris Steak House Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties -Construction and Renovation."

      The purchase price for the Shoney's Property in Guadalupe, Arizona, includes a development fee of $49,500 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

      In connection with the Black-eyed Pea Property in Scottsdale, Arizona, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

      In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Pizza Hut Property in Dover, Ohio, and the eight Pizza Hut Properties previously acquired, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

      The following table sets forth the location of the 26 Properties, including 24 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through June 9, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                      -2-






                                            PROPERTY ACQUISITIONS
                                   From April 3, 1997 through June 9, 1997
                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

BOSTON MARKET                      $629,435      04/16/97  04/2012; five     10.38% of Total  for each lease   at any time
(the "Arvada Property")            (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Arvada Property is located                                               fifth lease      annual gross
on the northwest quadrant of                                                 year and after   sales minus
West 55th Avenue and the                                                     every five       (ii) the
Wadsworth Bypass, in Arvada,                                                 years            minimum annual
Jefferson County, Colorado, in                                               thereafter       rent for such
an area of mixed retail,                                                     during the       lease year
commercial, and residential                                                  lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Arvada Property include an
Applebee's, a Ruby Tuesday, an
IHOP, a Fazoli's, a McDonald's,
and several local restaurants.

BOSTON MARKET                      $456,801      04/16/97  04/2012; five     10.38% of Total  for each lease   at any time
(the "Liberty Property")           (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 5% of  year
The Liberty Property is located                                              fifth lease      annual gross
at the southeast corner of the                                               year and after   sales minus
intersection of North Highway                                                every five       (ii) the
291 and Landmark Avenue, in                                                  years            minimum annual
Liberty, Clay County, Missouri,                                              thereafter       rent for such
in an area of mixed retail,                                                  during the       lease year
commercial, and residential                                                  lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Liberty Property include a
Ponderosa, a KFC, a Perkins, and
a Pizza Hut.



                                                     -3-




                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

EINSTEIN BROS. BAGELS (10)         $422,512      04/16/97  04/2012; five     10.38% of Total  for each lease   at any time
(the "Dearborn Property")          (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Dearborn Property is located                                             fifth lease      annual gross
on the southeast corner of                                                   year and after   sales minus
Telegraph Road and Sheridan                                                  every five       (ii) the
Road, in Dearborn, Wayne County,                                             years            minimum annual
Michigan, in an area of mixed                                                thereafter       rent for such
retail, commercial, and                                                      during the       lease year
residential development.  Other                                              lease term
fast-food and family-style
restaurants located in proximity
to the Dearborn Property include
a Boston Market, a Subway
Sandwich Shop, and several local
restaurants.

JACK IN THE BOX (11)               $843,431      04/16/97  04/2015; four     $86,452 (6);     for each lease   at any time
(the "Enumclaw Property")          (3)(6)                  five-year         increases by 8%  year, (i) 5% of  after the
Restaurant to be renovated                                 renewal options   after the fifth  annual gross     seventh
                                                                             lease year and   sales minus      lease year
The Enumclaw Property is located                                             after every      (ii) the
at the northwest corner of the                                               five years       minimum annual
intersection of Griffin Avenue                                               thereafter       rent for such
and Cedar Street, in Enumclaw,                                               during the       lease year (5)
King County, Washington, in an                                               lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Enumclaw Property include a
Subway Sandwich Shop, a Burger
King, a McDonald's, a Pizza Hut,
and a local restaurant.



                                                     -4-




                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

SHONEY'S                           $679,095      04/16/97  04/2017; two      11% of Total     for each lease   at any time
(the "Guadalupe Property")         (excluding              five-year         Cost (4);        year, (i) 6% of  after the
Restaurant to be constructed       development             renewal options   increases by     annual gross     seventh
                                   costs) (3)                                10% after the    sales minus      lease year
The Guadalupe Property is                                                    fifth lease      (ii) the
located within the southeast                                                 year and after   minimum annual
quadrant of Interstate 10 and                                                every five       rent for such
Baseline Road, in Guadalupe,                                                 years            lease year
Maricopa County, Arizona, in an                                              thereafter
area of mixed retail,                                                        during the
commercial, and residential                                                  lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Guadalupe Property include a
Denny's, a Taco Bell, a KFC, a
Jack in the Box, a Waffle House,
and several local restaurants.

BLACK-EYED PEA (7)                 $769,863      04/17/97  02/2011           $105,450 (6);    None             at any time
(the "Scottsdale Property")        (3)(6)                                    increases to                      after the
Restaurant to be renovated                                                   $107,511 during                   fifth lease
                                                                             the eleventh                      year
The Scottsdale Property is                                                   through
located within the southeast                                                 fourteenth
quadrant of Indian Bend Road and                                             lease years
Pima Road, in Scottsdale,
Maricopa County, Arizona, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Scottsdale Property include a
KFC, a Denny's, an Arby's, a
Taco Bell, a McDonald's, and a
local restaurant.


                                                     -5-






                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

PIZZA HUT (8)(9)                   $224,378      04/17/97  03/2017; two      $23,560;         None             at any time
(the "Dover Property")                                     ten-year          increases by                      after the
Land only                                                  renewal options   10% after the                     seventh
                                                                             fifth and tenth                   lease year
The Dover Property is located on                                             lease years and
the west side of Boulevard                                                   12% after the
Street, in Dover, Tuscarawas                                                 fifteenth lease
County, Ohio, in an area of                                                  year
mixed retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Dover Property include a
Taco Bell, a Long John Silver's,
a Friendly's, and several local
restaurants.

JACK IN THE BOX (11)               $1,049,420    04/29/97  04/2015; four     $107,566 (6);    for each lease   at any time
(the "Bacliff Property")           (3)(6)                  five-year         increases by 8%  year, (i) 5% of  after the
Restaurant to be constructed                               renewal options   after the fifth  annual gross     seventh
                                                                             lease year and   sales minus      lease year
The Bacliff Property is located                                              after every      (ii) the
on the southeast corner of Texas                                             five years       minimum annual
State Highway 146 and FM 646, in                                             thereafter       rent for such
Bacliff, Galveston County,                                                   during the       lease year (5)
Texas, in an area of mixed                                                   lease term
commercial and residential
development.



                                                     -6-






                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

BOSTON MARKET (12)                 $860,790      04/29/97  04/2012; five     10.38% of Total  for each lease   at any time
(the "Indianapolis Property")      (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Indianapolis Property is                                                 fifth lease      annual gross
located on the west side of U.S.                                             year and after   sales minus
31 South, in Indianapolis,                                                   every five       (ii) the
Marion County, Indiana, in an                                                years            minimum annual
area of mixed retail,                                                        thereafter       rent for such
commercial, and residential                                                  during the       lease year
development.  Other fast-food                                                lease term
and family-style restaurants
located in proximity to the
Indianapolis Property include a
McDonald's, a Steak N Shake, a
Wendy's, and several local
restaurants.

BOSTON MARKET                      $469,369      04/30/97  04/2012; five     10.38% of Total  for each lease   at any time
(the "San Antonio Property")       (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The San Antonio Property is                                                  fifth lease      annual gross
located at the northwest corner                                              year and after   sales minus
of Tezel Road and Camino Rosa,                                               every five       (ii) the
in San Antonio, Bexar County,                                                years            minimum annual
Texas, in an area of mixed                                                   thereafter       rent for such
retail, commercial, and                                                      during the       lease year
residential development.  Other                                              lease term
fast-food and family-style
restaurants located in proximity
to the San Antonio Property
include a Burger King, a Taco
Bell, and several local
restaurants.




                                                     -7-






                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

BOSTON MARKET (12)                 $970,269      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Baltimore Property")         (including              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Baltimore Property is                                                    fifth lease      annual gross
located on the south side of                                                 year and after   sales minus
Security Boulevard and the north                                             every five       (ii) the
side of Whitehead Court, in                                                  years            minimum annual
Baltimore, Baltimore County,                                                 thereafter       rent for such
Maryland, in an area of mixed                                                during the       lease year
retail, commercial, and                                                      lease term
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Baltimore Property
include a Wendy's, a Red
Lobster, a Burger King, two
McDonald's, an IHOP, a
Bennigan's, and several local
restaurants.

BOSTON MARKET (12)                 $854,895      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Gambrills Property")         (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Gambrills Property is                                                    fifth lease      annual gross
located on the south side of                                                 year and after   sales minus
Maryland Route 3, south of its                                               every five       (ii) the
intersection with Waugh Chapel                                               years            minimum annual
Road, in Gambrills, Anne Arundel                                             thereafter       rent for such
County, Maryland, in an area of                                              during the       lease year
mixed retail, commercial, and                                                lease term
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Gambrills Property
include a Wendy's, a Taco Bell,
a Popeyes, a Pizza Hut, a KFC,
and a McDonald's.



                                                     -8-








                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

BOSTON MARKET (12)                 $909,041      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Jessup Property")            (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Jessup Property is located                                               fifth lease      annual gross
on the southeast quadrant of                                                 year and after   sales minus
U.S. Route 1 and Assateague                                                  every five       (ii) the
Drive, in Jessup, Howard County,                                             years            minimum annual
Maryland, in an area of mixed                                                thereafter       rent for such
retail, commercial, and                                                      during the       lease year
residential development.  Other                                              lease term
fast-food and family-style
restaurants located in proximity
to the Jessup Property include a
Burger King, a Subway Sandwich
Shop, and several local
restaurants.

BOSTON MARKET                      $451,618      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Lansing Property")           (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 5% of  year
The Lansing Property is located                                              fifth lease      annual gross
on the northeast side of Cedar                                               year and after   sales minus
Street, north of the                                                         every five       (ii) the
intersection of American Road                                                years            minimum annual
and Cedar Street, in Lansing,                                                thereafter       rent for such
Ingham County, Michigan, in an                                               during the       lease year
area of mixed retail,                                                        lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lansing Property include a
Denny's, a KFC, a Long John
Silver's, a Wendy's, a Bob
Evans, and several local
restaurants.



                                                     -9-







                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

BOSTON MARKET (12)                 $629,929      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Riverdale Property")         (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Riverdale Property is                                                    fifth lease      annual gross
located within the southeast                                                 year and after   sales minus
corner of the intersection                                                   every five       (ii) the
formed by Kenilworth Avenue and                                              years            minimum annual
Patterson Road, in Riverdale,                                                thereafter       rent for such
Prince George's County,                                                      during the       lease year
Maryland, in an area of mixed                                                lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Riverdale Property
include a Wendy's, a McDonald's,
and an IHOP.

BOSTON MARKET                      $711,882      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Vacaville Property")         (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Vacaville Property is                                                    fifth lease      annual gross
located on the southeast corner                                              year and after   sales minus
of Nut Tree Parkway and Helen                                                every five       (ii) the
Power Drive, in Vacaville,                                                   years            minimum annual
Solana County, California, in an                                             thereafter       rent for such
area of mixed retail,                                                        during the       lease year
commercial, and residential                                                  lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Vacaville Property include an
Applebee's and several local
restaurants.



                                                    -10-










                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

BOSTON MARKET (12)                 $961,255      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Waldorf Property")           (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Waldorf Property is located                                              fifth lease      annual gross
on the northwest corner of Crain                                             year and after   sales minus
Highway and Plaza Drive, in                                                  every five       (ii) the
Waldorf, Charles County,                                                     years            minimum annual
Maryland, in an area of mixed                                                thereafter       rent for such
retail, commercial, and                                                      during the       lease year
residential development.  Other                                              lease term
fast-food and family-style
restaurants located in proximity
to the Waldorf Property include
a Shoney's, a Red Lobster, a
McDonald's, a Pizzeria Uno, an
Olive Garden, a Kenny Rogers
Roasters, a Taco Bell, a Burger
King, a Checkers, and several
local restaurants.

EINSTEIN BROS. BAGELS (10)         $601,677      05/06/97  05/2012; five     10.38% of Total  for each lease   at any time
(the "Springfield Property")       (excluding              five-year         Cost (4);        year after the   after the
Restaurant to be constructed       development             renewal options   increases by     fifth lease      fifth lease
                                   costs) (3)                                10% after the    year, (i) 4% of  year
The Springfield Property is                                                  fifth lease      annual gross
located at the southeast                                                     year and after   sales minus
quadrant of the intersection                                                 every five       (ii) the
formed by Old Keene Mill Road                                                years            minimum annual
and Rolling Road, in                                                         thereafter       rent for such
Springfield, Fairfax County,                                                 during the       lease year
Virginia, in an area of mixed                                                lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Springfield Property
include two McDonald's and
several local restaurants.



                                                    -11-







                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

GOLDEN CORRAL (13)                 $561,270      05/06/97  05/2012; four     10.75% of Total  for each lease   during the
(the "Jacksonville #1 Property")   (excluding              five-year         Cost (4)         year, 5% of the  first
Restaurant to be constructed       development             renewal options                    amount by which  through
                                   costs) (3)                                                 annual gross     seventh
The Jacksonville #1 Property is                                                               sales exceed     lease years
located on the southwest corner                                                               $2,893,405 (5)   and the
of Merrill Road and Jane Street,                                                                               tenth
in Jacksonville, Duval County,                                                                                 through
Florida, in an area of mixed                                                                                   fifteenth
retail, commercial, and                                                                                        lease years
residential development.  Other                                                                                only
fast-food and family-style
restaurants located in proximity
to the Jacksonville #1 Property
include a Burger King, a
Hardee's, a Ryan's Family Steak
House, and several local
restaurants.

GOLDEN CORRAL (13)                 $558,820      05/21/97  05/2012; four     10.75% of Total  for each lease   during the
(the "Corpus Christi Property")    (excluding              five-year         Cost (4)         year, 5% of the  first
Restaurant to be constructed       closing and             renewal options                    amount by which  through
                                   development                                                annual gross     seventh
The Corpus Christi Property is     costs) (3)                                                 sales exceed     lease years
located on the southwest corner                                                               $2,708,230 (5)   and the
of South Padre Island Drive and                                                                                tenth
Silverberry Drive, in Corpus                                                                                   through
Christi, Nueces County, Texas,                                                                                 fifteenth
in an area of mixed retail,                                                                                    lease years
commercial, and residential                                                                                    only
development.  Other fast-food
and family-style restaurants
located in proximity to the
Corpus Christi Property include
a Dairy Queen, a Popeyes Famous
Fried Chicken, a Church's Fried
Chicken, and several local
restaurants.



                                                    -12-







                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

IHOP                               $1,181,818    05/21/97  05/2017; three    $119,659;        for each lease   during the
(the "Leesburg Property")                                  five-year         increases by     year, (i) 4% of  eleventh
Existing restaurant                                        renewal options   10% after the    annual gross     lease year
                                                                             fifth lease      sales minus      and at the
The Leesburg Property is located                                             year and after   (ii) the         end of the
at the northwest quadrant of the                                             every five       minimum annual   initial
intersection of Highway 15                                                   years            rent for such    lease term
Bypass and Edwards Ferry Road,                                               thereafter       lease year
in Leesburg, Loudon County,                                                  during the
Virginia, in an area of mixed                                                lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Leesburg Property include
a Ponderosa Steak House, a
Burger King, a Taco Bell, a
McDonald's, an Applebee's, a
Ruby Tuesday, and a Domino's
Pizza.

POPEYES                            $199,354      05/22/97  05/2017; two      11.50% of Total  for each lease   at any time
(the "Starke Property")            (excluding              five year         Cost (4);        year, (i) 6% of  after the
Restaurant to be constructed       development             renewal options   increases by     annual gross     seventh
                                   costs) (3)                                10% after the    sales minus      lease year
The Starke Property is located                                               fifth lease      (ii) the
on the east side of U.S. Highway                                             year and after   minimum annual
301, just south of Alligator                                                 every five       rent for such
Creek, in Starke, Bradford                                                   years            lease year
County, Florida, in an area of                                               thereafter
mixed retail, commercial, and                                                during the
residential development.  Other                                              lease term
fast-food and family-style
restaurants located in proximity
to the Starke Property include a
Shoney's, a Taco Bell, a
McDonald's, a Captain D's, a
KFC, a Western Steer, a
Checkers, a Burger King, a
Wendy's, and a local restaurant.



                                                    -13-






                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

JACK IN THE BOX (11)               $839,981      05/30/97  05/2015; four     $86,098 (6);     for each lease   at any time
(the "Fresno Property")            (3)(6)                  five-year         increases by 8%  year, (i) 5% of  after the
Restaurant to be constructed                               renewal options   after the fifth  annual gross     seventh
                                                                             lease year and   sales minus      lease year
The Fresno Property is located                                               after every      (ii) the
within the northwest corner of                                               five years       minimum annual
the intersection of Golden State                                             thereafter       rent for such
Boulevard and Ashlon Avenue, in                                              during the       lease year (5)
Fresno, Fresno County,                                                       lease term
California, in an area of mixed
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Fresno Property include a
Dairy Queen and several local
restaurants.

JACK IN THE BOX (11)               $955,333      06/05/97  06/2015; four     $97,922 (6);     for each lease   at any time
(the "Corinth Property")           (3)(6)                  five-year         increases by 8%  year, (i) 5% of  after the
Restaurant to be constructed                               renewal options   after the fifth  annual gross     seventh
                                                                             lease year and   sales minus      lease year
The Corinth Property is located                                              after every      (ii) the
on the northwest corner of                                                   five years       minimum annual
Interstate Highway 35 and FM                                                 thereafter       rent for such
2181, in Corinth, Denton County,                                             during the       lease year (5)
Texas, in an area of mixed                                                   lease term
retail, commercial, and
residential development.



                                                    -14-





                                                            Lease Expira-
Property Location and                Purchase      Date        tion and          Minimum                          Option
Competition                          Price (1)   Acquired  Renewal Options   Annual Rent (2)  Percentage Rent  To Purchase
---------------------              ------------  --------  ---------------   ---------------  ---------------  -----------

RUTH'S CHRIS STEAK HOUSE           $2,000,000    06/05/97  08/2011; two      $175,000;        for each lease   None
(the "Tampa Property")             (excluding              five-year         increases by     year, 6% of
Existing restaurant                closing                 renewal options   $25,000 after    annual gross
                                   costs)                                    the fifth lease  sales in excess
The Tampa Property is located at                                             year and after   of $3,400,000,
the southwest corner of Union                                                every five       but less than
Street and North West Shore                                                  years            $4,000,000,
Boulevard in Tampa, Hillsborough                                             thereafter       plus 8% of
County, Florida, in an area of                                               during the       annual gross
mixed retail, commercial, and                                                lease term       sales in excess
residential development.  Other                                                               of $4,000,000
fast-food and family-style
restaurants located in proximity
to the Tampa Property include a
Steak and Ale and a local
restaurant.

GOLDEN CORRAL (13)                 $527,801      06/06/97  06/2012; four     10.75% of Total  for each lease   during the
(the "Jacksonville #2 Property")   (excluding              five-year         Cost (4)         year, 5% of the  first
Restaurant to be constructed       closing and             renewal options                    amount by which  through
                                   development                                                annual gross     seventh
The Jacksonville #2 Property is    costs) (3)                                                 sales exceed     lease years
located at the northwest                                                                      $2,920,205 (5)   and the
quadrant of the intersection of                                                                                tenth
Southside Boulevard and Touchton                                                                               through
Road, in Jacksonville, Duval                                                                                   fifteenth
County, Florida, in an area of                                                                                 lease years
mixed retail, commercial, and                                                                                  only
residential development.  Other
fast-food and family-style
restaurants located in proximity
to the Jacksonville #2 Property
include a Burger King.



                                                    -15-







FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                       Federal Tax Basis
      --------                       -----------------

      Arvada Property                    $  667,000
      Liberty Property                      357,000
      Dearborn Property                     266,000
      Enumclaw Property                     764,000
      Guadalupe Property                    905,000
      Scottsdale Property                   810,000
      Bacliff Property                      691,000
      Indianapolis Property                 883,000
      San Antonio Property                  336,000
      Baltimore Property                    471,000
      Gambrills Property                    471,000
      Jessup Property                       435,000
      Lansing Property                      651,000
      Riverdale Property                    474,000
      Vacaville Property                    805,000
      Waldorf Property                      455,000
      Springfield Property                   34,000
      Jacksonville #1 Property            1,105,000
      Corpus Christi Property               984,000
      Leesburg Property                     579,000
      Starke Property                       405,000
      Fresno Property                       601,000
      Corinth Property                      615,000
      Tampa Property                      1,058,000
      Jacksonville #2 Property            1,124,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada Property, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease,
      (ii) the date the certificate of occupancy for the restaurant is issued,
      (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville #1, Corpus Christi and Jacksonville #2 Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Starke Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada, Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield, Jacksonville #1, Corpus Christi and Jacksonville #2 Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe and Starke Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 11% to 11.50%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:
                                                            Estimated Final
      Property                Estimated Maximum Cost        Completion Date
      --------                ----------------------        ---------------

      Arvada Property               $1,152,262              October 13, 1997
      Liberty Property                 764,164              October 13, 1997
      Dearborn Property                667,305              October 13, 1997
      Enumclaw Property                843,431              October 13, 1997
      Guadalupe Property             1,452,517              November 12, 1997
      Scottsdale Property              769,863              September 14, 1997
      Bacliff Property               1,049,420              October 26, 1997
      Indianapolis Property          1,663,194              October 26, 1997
      San Antonio Property             757,069              October 27, 1997
      Baltimore Property             1,378,051              November 2, 1997
      Gambrills Property             1,264,241              November 2, 1997
      Jessup Property                1,285,243              November 2, 1997
      Lansing Property               1,033,941              November 2, 1997
      Riverdale Property             1,041,107              November 2, 1997
      Vacaville Property             1,437,474              November 2, 1997
      Waldorf Property               1,357,356              November 2, 1997
      Springfield Property             633,101              November 2, 1997
      Jacksonville #1 Property       1,681,435              November 2, 1997
      Corpus Christi Property        1,577,372              November 17, 1997
      Starke Property                  599,800              September 19, 1997
      Fresno Property                  839,981              November 26, 1997
      Corinth Property                 955,333              December 2, 1997
      Jacksonville #2 Property       1,696,394              December 3, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8)   The lease relating to this Property is a land lease only.

(9) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired.

(10) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(11) The lessee of the Enumclaw, Bacliff, Fresno and Corinth Properties is the same unaffiliated lessee.

(12) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.

(13) The lessee of the Jacksonville #1, Corpus Christi and Jacksonville #2 Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      Between April 3, 1997 and June 9, 1997, the Company obtained two advances totalling $527,224 under its $15,000,000 Loan. One advance was used to acquire Equipment for the restaurant property in El Cajon, California (the "El Cajon Secured Equipment Lease") and the other advance was the final advance relating to the acquisition of Equipment for the restaurant property in Indian Harbour Beach, Florida (the "Indian Harbour Beach Secured Equipment Lease").

PENDING INVESTMENTS

      As of June 9, 1997, the Company had initial commitments to acquire 40 properties, including 39 properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 40 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

      In connection with the On The Border property in San Antonio, Texas, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and
Property                  Renewal Options       Minimum Annual Rent            Percentage Rent        Option to Purchase
--------                 -----------------   ------------------------    --------------------------   ------------------

Arby's                   20 years; two       10.25% of the Company's     for each lease year, (i)     during the seventh
Greensboro, NC           five-year renewal   total cost to purchase      4% of annual gross sales     and tenth lease
Existing restaurant      options             the property; increases     minus (ii) the minimum       years only
                                             by 4.14% after the third    annual rent for such lease
                                             lease year and after        year
                                             every three years
                                             thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's     for each lease year, (i)     during the seventh
Greenville, NC           five-year renewal   total cost to purchase      4% of annual gross sales     and tenth lease
Existing restaurant      options             the property; increases     minus (ii) the minimum       years only
                                             by 4.14% after the third    annual rent for such lease
                                             lease year and after        year
                                             every three years
                                             thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's     for each lease year, (i)     during the seventh
Jonesville, NC           five-year renewal   total cost to purchase      4% of annual gross sales     and tenth lease
Existing restaurant      options             the property; increases     minus (ii) the minimum       years only
                                             by 4.14% after the third    annual rent for such lease
                                             lease year and after        year
                                             every three years
                                             thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's     for each lease year, (i)     during the seventh
Kernersville, NC         five-year renewal   total cost to purchase      4% of annual gross sales     and tenth lease
Existing restaurant      options             the property; increases     minus (ii) the minimum       years only
                                             by 4.14% after the third    annual rent for such lease
                                             lease year and after        year
                                             every three years
                                             thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's     for each lease year, (i)     during the seventh
Kinston, NC              five-year renewal   total cost to purchase      4% of annual gross sales     and tenth lease
Existing restaurant      options             the property; increases     minus (ii) the minimum       years only
                                             by 4.14% after the third    annual rent for such lease
                                             lease year and after        year
                                             every three years
                                             thereafter during the
                                             lease term

Boston Market            15 years; five      10.38% of Total Cost        for each lease year after    at any time after
Austin, TX               five-year renewal   (1); increases by 10%       the fifth lease year, (i)    the fifth lease
Restaurant to be         options             after the fifth lease       4% of annual gross sales     year
constructed                                  year and after every        minus (ii) the minimum
                                             five years thereafter       annual rent for such lease
                                             during the lease term       year



                                                    -20-








                           Lease Term and
Property                  Renewal Options       Minimum Annual Rent            Percentage Rent        Option to Purchase
--------                 -----------------   ------------------------    --------------------------   ------------------

Boston Market            15 years; five      10.38% of Total Cost        for each lease year after    at any time after
Houston, TX (#1)         five-year renewal   (1); increases by 10%       the fifth lease year, (i)    the fifth lease
Restaurant to be         options             after the fifth lease       4% of annual gross sales     year
constructed                                  year and after every        minus (ii) the minimum
                                             five years thereafter       annual rent for such lease
                                             during the lease term       year

Boston Market            15 years; five      10.38% of Total Cost        for each lease year after    at any time after
Houston, TX (#2)         five-year renewal   (1); increases by 10%       the fifth lease year, (i)    the fifth lease
Restaurant to be         options             after the fifth lease       4% of annual gross sales     year
constructed                                  year and after every        minus (ii) the minimum
                                             five years thereafter       annual rent for such lease
                                             during the lease term       year

Boston Market            15 years; five      10.38% of Total Cost        for each lease year after    at any time after
Lawrenceville, GA        five-year renewal   (1); increases by 10%       the fifth lease year, (i)    the fifth lease
Restaurant to be         options             after the fifth lease       5% of annual gross sales     year
constructed                                  year and after every        minus (ii) the minimum
                                             five years thereafter       annual rent for such lease
                                             during the lease term       year

Boston Market            15 years; five      10.38% of Total Cost        for each lease year after    at any time after
Lewisville, TX           five-year renewal   (1); increases by 10%       the fifth lease year, (i)    the fifth lease
Restaurant to be         options             after the fifth lease       4% of annual gross sales     year
constructed                                  year and after every        minus (ii) the minimum
                                             five years thereafter       annual rent for such lease
                                             during the lease term       year

Boston Market            15 years; five      10.38% of Total Cost        for each lease year after    at any time after
Sunset Hills, MO         five-year renewal   (1); increases by 10%       the fifth lease year, (i)    the fifth lease
Restaurant to be         options             after the fifth lease       5% of annual gross sales     year
constructed                                  year and after every        minus (ii) the minimum
                                             five years thereafter       annual rent for such lease
                                             during the lease term       year

Charley's Place          20 years; two       10.50% of the Company's     for each lease year (i)      None
King of Prussia, PA      five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Charley's Place          20 years; two       10.50% of the Company's     for each lease year (i)      None
McLean, VA               five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term




                                                    -21-







                           Lease Term and
Property                  Renewal Options       Minimum Annual Rent            Percentage Rent        Option to Purchase
--------                 -----------------   ------------------------    --------------------------   ------------------

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Evansville, IN           five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Hampton, VA              five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Huntsville, AL           five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Knoxville, TN            five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Louisville, KY           five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Mobile, AL               five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term




                                                    -22-






                           Lease Term and
Property                  Renewal Options       Minimum Annual Rent            Percentage Rent        Option to Purchase
--------                 -----------------   ------------------------    --------------------------   ------------------

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Montgomery, AL           five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Nashville, TN            five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Orlando, FL              five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Pensacola, FL            five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Raleigh, NC (#1)         five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Raleigh, NC (#2)         five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term




                                                    -23-







                           Lease Term and
Property                  Renewal Options       Minimum Annual Rent            Percentage Rent        Option to Purchase
--------                 -----------------   ------------------------    --------------------------   ------------------

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Richmond, VA (#1)        five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Richmond, VA (#2)        five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Darryl's                 20 years; two       10.50% of the Company's     for each lease year (i)      None
Winston-Salem, NC        five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Golden Corral            15 years; four      10.75% of Total Cost (1)    for each lease year, 5% of   during the first
Enid, OK                 five-year renewal                               the amount by which annual   through seventh
Restaurant to be         options                                         gross sales exceed a to be   lease years and
constructed                                                              determined breakpoint        the tenth through
                                                                                                      fifteenth lease
                                                                                                      years only

Golden Corral            15 years; four      10.75% of Total Cost (1)    for each lease year, 5% of   during the first
Liberty, MO              five-year renewal                               the amount by which annual   through seventh
Restaurant to be         options                                         gross sales exceed a to be   lease years and
constructed                                                              determined breakpoint        the tenth through
                                                                                                      fifteenth lease
                                                                                                      years only

Houlihan's               20 years; two       10.50% of the Company's     for each lease year (i)      None
Bethel Park, PA          five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term


                                                    -24-






                           Lease Term and
Property                  Renewal Options       Minimum Annual Rent            Percentage Rent        Option to Purchase
--------                 -----------------   ------------------------    --------------------------   ------------------

Houlihan's               20 years; two       10.50% of the Company's     for each lease year (i)      None
Langhorne, PA            five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

Houlihan's               20 years; two       10.50% of the Company's     for each lease year (i)      None
Plymouth Meeting, PA     five-year renewal   total cost to purchase      4.50% of annual gross
Existing restaurant      options             the property; increases     sales minus (ii) the
                                             by 10% after the fifth      minimum annual rent for
                                             lease year and after        such lease year
                                             every five years
                                             thereafter during the
                                             lease term

IHOP                     20 years; three     10.125% of the Company's    for each lease year, (i)     during the
Fairfax, VA              five-year renewal   total cost to purchase      4% of annual gross sales     eleventh lease
Existing restaurant      options             the property; increases     minus (ii) the minimum       year and at the
                                             by 10% after the fifth      annual rent for such lease   end of the initial
                                             lease year and after        year                         lease term
                                             every five years
                                             thereafter during the
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost        for each lease year, (i)     at any time after
Channelview, TX          five-year renewal   (1); increases by 8%        5% of annual gross sales     the seventh lease
Restaurant to be         options             after the fifth lease       minus (ii) the minimum       year (2)
constructed                                  year and after every        annual rent for such lease
                                             five years thereafter       year
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost        for each lease year, (i)     at any time after
Garland, TX              five-year renewal   (1); increases by 8%        5% of annual gross sales     the seventh lease
Restaurant to be         options             after the fifth lease       minus (ii) the minimum       year (2)
constructed                                  year and after every        annual rent for such lease
                                             five years thereafter       year
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost        for each lease year, (i)     at any time after
Los Angeles, CA          five-year renewal   (1); increases by 8%        5% of annual gross sales     the seventh lease
Restaurant to be         options             after the fifth lease       minus (ii) the minimum       year (2)
constructed                                  year and after every        annual rent for such lease
                                             five years thereafter       year
                                             during the lease term

KFC                      25 years; four      11.25% of the Company's     None                         None
Putnam, CT               five-year renewal   total cost to purchase
Existing restaurant      options             the property; increases
                                             by 10% after the fifth
                                             lease year and after
                                             every five years
                                             thereafter during the
                                             lease term




                                                    -25-





                           Lease Term and
Property                  Renewal Options       Minimum Annual Rent            Percentage Rent        Option to Purchase
--------                 -----------------   ------------------------    --------------------------   ------------------

On The Border (3)        (4); three five-    13.64% of Total Cost        for each lease year, (i)     at any time after
San Antonio, TX          year renewal        (1); (5)                    4% of annual gross sales     the tenth lease
Restaurant to be         options                                         minus (ii) the minimum       year
constructed                                                              annual rent for such lease
                                                                         year

Shoney's                 20 years; two       11% of Total Cost (1);      for each lease year, (i)     at any time after
Las Vegas, NV            five-year renewal   increases by 10% after      6% of annual gross sales     the seventh lease
Restaurant to be         options             the fifth lease year and    minus (ii) the minimum       year
constructed                                  after every five years      annual rent for such lease
                                             thereafter during the       year
                                             lease term


FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the change in the Consumer Price Index.




                                     -26-










SALE OF PROPERTIES AND SECURED EQUIPMENT LEASES

      In May 1997, the Company sold its Properties in Orange and Hamden, Connecticut, and Marlboro and Hazlet, New Jersey, to the tenant for a total of $5,266,327. The Company intends to reinvest the net sales proceeds from the sale of Properties in additional properties.

      In February 1997 and April 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Spring Hill, Florida, and High Ridge, Missouri, respectively, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan. In addition, in May 1997, the Company sold the Equipment relating to two Secured Equipment Leases for the Properties in Marlboro and Hazlet, New Jersey, to the tenant and used the proceeds therefrom to repay amounts previously advanced under its Loan.



                                     -27-








    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 3, 1997
                             THROUGH JUNE 9, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 3, 1997 through June 9, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                   Boston Market    Boston Market   Einsten Bros. Bagels   Jack in the Box
                                   Arvada, CO (5)  Liberty, MO (5)   Dearborn, MI (5)(6) Enumclaw, WA (5)(7)
                                   --------------  ---------------  -------------------- -------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                           $119,605         $ 79,320              $ 69,266            $ 86,452

Asset Management Fees (2)                 (6,844)          (4,535)               (3,959)             (5,055)

General and Administrative
  Expenses (3)                            (7,415)          (4,918)               (4,295)             (5,360)
                                        --------         --------              --------            --------

Estimated Cash Available from
  Operations                             105,346           69,867                61,012              76,037

Depreciation and Amortization
  Expense (4)                            (17,094)          (9,142)               (6,820)            (19,584)
                                        --------         --------              --------            --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company              $ 88,252         $ 60,725              $ 54,192            $ 56,453
                                        ========         ========              ========            ========


                                                See Footnotes

                                                    -28-










                                            Shoney's        Black-eyed Pea    Pizza Hut   Jack in the Box
                                       Guadalupe, AZ (5)  Scottsdale, AZ (5)  Dover, OH  Bacliff, TX (5)(7)
                                       -----------------  ------------------  ---------  ------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                               $159,777            $105,450        $ 23,560       $107,566

Asset Management Fees (2)                     (8,673)             (4,610)         (1,346)        (6,291)

General and Administrative
  Expenses (3)                                (9,906)             (6,538)         (1,461)        (6,669)
                                            --------            --------        --------       --------

Estimated Cash Available from
  Operations                                 141,198              94,302          20,753         94,606

Depreciation and Amortization
  Expense (4)                                (23,195)            (20,757)             -         (17,716)
                                            --------            --------        --------       --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                  $118,003            $ 73,545        $ 20,753       $ 76,890
                                            ========            ========        ========       ========


                                                See Footnotes

                                                    -29-










                                           Boston Market     Boston Market     Boston Market   Boston Market
                                         Indianapolis, IN   San Antonio, TX    Baltimore, MD   Gambrills, MD
                                              (5)(8)               (5)             (5)(8)          (5)(8)
                                         ----------------   ---------------    -------------   -------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                 $172,640          $ 78,584         $143,042        $131,228

Asset Management Fees (2)                       (9,894)           (4,497)          (8,197)         (7,519)

General and Administrative
  Expenses (3)                                 (10,704)           (4,872)          (8,869)         (8,136)
                                              --------          --------         --------        --------

Estimated Cash Available from
  Operations                                   152,042            69,215          125,976         115,573

Depreciation and Amortization
  Expense (4)                                  (22,648)           (8,626)         (12,066)        (12,086)
                                              --------          --------         --------        --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                    $129,394          $ 60,589         $113,910        $103,487
                                              ========          ========         ========        ========


                                                See Footnotes

                                                    -30-











                                   Boston Market     Boston Market       Boston Market       Boston Market
                                 Jessup, MD (5)(8)  Lansing, MI (5)  Riverdale, MD (5)(8)  Vacaville, CA (5)
                                 -----------------  ---------------  --------------------  -----------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                         $133,408          $107,323            $108,067            $149,210

Asset Management Fees (2)               (7,644)           (6,146)             (6,190)             (8,550)

General and Administrative
  Expenses (3)                          (8,271)           (6,654)             (6,700)             (9,251)
                                      --------          --------            --------            --------

Estimated Cash Available from
  Operations                           117,493            94,523              95,177             131,409

Depreciation and Amortization
  Expense (4)                          (11,155)          (16,685)            (12,141)            (20,630)
                                      --------          --------            --------            --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company            $106,338          $ 77,838            $ 83,036            $110,779
                                      ========          ========            ========            ========



                                                See Footnotes

                                                    -31-











                                        Boston Market     Einstein Bros. Bagels          Golden Corral
                                     Waldorf, MD (5)(8)   Springfield, VA (5)(6)   Jacksonville #1, FL (5)(9)
                                     ------------------   ----------------------   --------------------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $140,894              $ 65,716                  $170,004

Asset Management Fees (2)                   (8,073)               (3,759)                   (9,489)

General and Administrative
  Expenses (3)                              (8,735)               (4,074)                  (10,540)
                                          --------              --------                  --------

Estimated Cash Available from
  Operations                               124,086                57,883                   149,975

Depreciation and Amortization
  Expense (4)                              (11,666)                 (876)                  (28,346)
                                          --------              --------                  --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $112,420              $ 57,007                  $121,629
                                          ========              ========                  ========



                                                See Footnotes

                                                    -32-











                                       Golden Corral             IHOP         Popeyes       Jack in the Box
                                  Corpus Christi, TX (5)(9)  Leesburg, VA  Starke, FL (5)  Fresno, CA (5)(7)
                                  -------------------------  ------------  --------------  -----------------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $158,817             $119,659       $ 66,324         $ 86,098

Asset Management Fees (2)                   (8,870)              (7,068)        (3,434)          (5,034)

General and Administrative
  Expenses (3)                              (9,847)              (7,419)        (4,112)          (5,338)
                                          --------             --------       --------         --------

Estimated Cash Available from
  Operations                               140,100              105,172         58,778           75,726

Depreciation and Amortization
  Expense (4)                              (25,236)             (14,835)       (10,374)         (15,406)
                                          --------             --------       --------         --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $114,864             $ 90,337       $ 48,404         $ 60,320
                                          ========             ========       ========         ========



                                                See Footnotes

                                                    -33-










                                                     Ruth s Chris
                                  Jack in the Box     Steak House          Golden Corral
                                 Corinth, TX (5)(7)   Tampa, FL     Jacksonville #2, FL (5)(9)      Total
                                 ------------------  ------------   --------------------------   -----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                         $ 97,922         $175,000             $171,612            $3,026,544

Asset Management Fees (2)               (5,726)         (12,127)              (9,471)             (173,001)

General and Administrative
  Expenses (3)                          (6,071)         (10,850)             (10,640)             (187,645)
                                      --------         --------             --------            ----------

Estimated Cash Available from
  Operations                            86,125          152,023              151,501             2,665,898

Depreciation and Amortization
  Expense (4)                          (15,771)         (27,123)             (28,822)             (408,800)
                                      --------         --------             --------            ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company            $ 70,354         $124,900             $122,679            $2,257,098
                                      ========         ========             ========            ==========


                                                See Footnotes

                                                    -34-







FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                            Estimated Final Completion Date
      --------                            -------------------------------

      Arvada Property                     October 13, 1997
      Liberty Property                    October 13, 1997
      Dearborn Property                   October 13, 1997
      Enumclaw Property                   October 13, 1997
      Guadalupe Property                  November 12, 1997
      Scottsdale Property                 September 14, 1997
      Bacliff Property                    October 26, 1997
      Indianapolis Property               October 26, 1997
      San Antonio Property                October 27, 1997
      Baltimore Property                  November 2, 1997
      Gambrills Property                  November 2, 1997
      Jessup Property                     November 2, 1997
      Lansing Property                    November 2, 1997
      Riverdale Property                  November 2, 1997
      Vacaville Property                  November 2, 1997
      Waldorf Property                    November 2, 1997
      Springfield Property                November 2, 1997
      Jacksonville #1 Property            November 2, 1997
      Corpus Christi Property             November 17, 1997

      Property                            Estimated Final Completion Date
      --------                            -------------------------------

      Starke Property                     September 19, 1997
      Fresno Property                     November 26, 1997
      Corinth Property                    December 2, 1997
      Jacksonville #2 Property            December 3, 1997

(6) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(7) The lessee of the Enumclaw, Bacliff, Fresno and Corinth Properties is the same unaffiliated lessee.

(8) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.

(9) The lessee of the Jacksonville #1, Corpus Christi and Jacksonville #2 Properties is the same unaffiliated lessee.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS


                                                                       Page

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of March 31, 1997           39

   Pro Forma Consolidated Statement of Earnings for the
     quarter ended March 31, 1997                                      40

   Pro Forma Consolidated Statement of Earnings for the
     year ended December 31, 1996                                      41

   Notes to Pro Forma Consolidated Financial Statements
     for the quarter ended March 31, 1997 and the year
     ended December 31, 1996                                           42

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through March 31, 1997, including the receipt of $177,015,590 in gross offering proceeds from the sale of 17,701,559 shares of common stock and the application of such proceeds to purchase 123 properties (including 68 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 11 properties which consist of building only and 43 properties consisting of land only), 17 of which were under construction at March 31, 1997, to provide mortgage financing to the lessees of the 43 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses,
(ii) the receipt of $17,669,235 in gross offering proceeds from the sale of 1,766,924 additional shares of common stock during the period April 1, 1997 through May 7, 1997, and (iii) the application of such funds and $19,201,056 of cash and cash equivalents at March 31, 1997, to purchase 25 additional properties acquired during the period April 1, 1997 through May 7, 1997 (22 of which are under construction and consist of land and building, one property which consists of land and building, one property which consists of land only and one property which consists of building only), to pay additional costs for the 17 properties under construction at March 31, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of March 31, 1997, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on March 31, 1997.

      The Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for six of the properties that were acquired by the Company during the period January 1, 1996 through May 7, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through May 7, 1997, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1997


                                                   Pro Forma
            ASSETS                  Historical    Adjustments     Pro Forma
                                   ------------ ---------------- ------------

Land and buildings on operating
  leases, less accumulated
  depreciation                     $ 82,040,349 $ 25,614,903 (a) $107,655,252
Net investment in direct
  financing leases (b)               19,816,023    6,202,556 (a)   26,018,579
Cash and cash equivalents            44,132,920  (19,201,056)(a)   24,931,864
Restricted cash                         231,787                       231,787
Receivables                             334,698                       334,698
Mortgage notes receivable            17,803,151                    17,803,151
Organization costs, less
  accumulated amortization               12,682                        12,682
Loan costs, less accumulated
  amortization                           25,599                        25,599
Accrued rental income                   606,879                       606,879
Other assets                          2,718,273     (822,569)(a)    1,895,704
                                   ------------ ------------     ------------

                                   $167,722,361 $ 11,793,834     $179,516,195
                                   ============ ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                     $  5,469,649                  $  5,469,649
  Accrued interest payable               13,936                        13,936
  Accrued construction costs
    payable                           4,409,764 $ (4,409,764)(a)           -
  Accounts payable and other
    accrued expenses                     83,986                        83,986
  Due to related parties                733,581                       733,581
  Rents paid in advance                 227,391                       227,391
  Deferred rental income                592,125       26,353 (a)      618,478
  Other payables                         13,495                        13,495
                                   ------------ ------------     ------------
      Total liabilities              11,543,927   (4,383,411)       7,160,516
                                   ------------ ------------     ------------

Minority interest                       287,647                       287,647
                                   ------------ ------------     ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                         -                             -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                        -                             -
  Common stock, $.01 par value per
    share.  Authorized 20,000,000
    shares; issued and outstanding
    17,721,559 shares; issued and
    outstanding, as adjusted,
    19,488,483 shares                   177,215       17,669 (a)      194,884
  Capital in excess of par value    157,115,036   16,159,576 (a)  173,274,612
  Accumulated distributions in
    excess of net earnings           (1,401,464)                   (1,401,464)
                                   ------------ ------------     ------------
                                    155,890,787   16,177,245      172,068,032
                                   ------------ ------------     ------------

                                   $167,722,361 $ 11,793,834     $179,516,195
                                   ============ ============     ============

                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         QUARTER ENDED MARCH 31, 1997


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $1,643,074   $    8,188 (1)  $1,651,262
  Earned income from
    direct financing leases (2)          446,711                      446,711
  Interest income from
    mortgage notes receivable            375,357                      375,357
  Other interest and income              474,416       (8,185)(3)     466,231
                                      ----------   ----------      ----------
                                       2,939,558            3       2,939,561
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       255,456                      255,456
  Professional services                   38,463                       38,463
  Asset and mortgage management
    fees to related party                110,516        2,126 (4)     112,642
  State and other taxes                   35,350                       35,350
  Depreciation and amortization          240,038        2,142 (6)     242,180
                                      ----------   ----------      ----------
                                         679,823        4,268         684,091
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture           2,259,735       (4,265)      2,255,470

Minority Interest in Income of
  Consolidated Joint Venture              (7,893)                      (7,893)
                                      ----------   ----------      ----------

Net Earnings                          $2,251,842   $   (4,265)     $2,247,577
                                      ==========   ==========      ==========

Earnings Per Share of
  Common Stock (7)                    $     0.14                   $     0.14
                                      ==========                   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                     15,630,532                   15,630,532
                                      ==========                   ==========


                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1996


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $3,717,886   $   62,167 (1)  $3,780,053
  Earned income from
    direct financing leases (2)          625,492       34,282 (1)     659,774
  Contingent rental income                13,920                       13,920
  Interest income from
    mortgage notes receivable          1,069,349                    1,069,349
  Other interest and income              780,037      (33,667)(3)     746,370
                                      ----------   ----------      ----------
                                       6,206,684       62,782       6,269,466
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       542,564                      542,564
  Professional services                   58,976                       58,976
  Asset and mortgage management
    fees to related party                251,200        7,945 (4)     259,145
  State and other taxes                   56,184        1,218 (5)      57,402
  Depreciation and amortization          521,871        6,852 (6)     528,723
                                      ----------   ----------      ----------
                                       1,430,795       16,015       1,446,810
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture           4,775,889       46,767       4,822,656

Minority Interest in Income of
  Consolidated Joint Venture             (29,927)                     (29,927)
                                      ----------   ----------      ----------

Net Earnings                          $4,745,962   $   46,767      $4,792,729
                                      ==========   ==========      ==========

Earnings Per Share of
  Common Stock (7)                    $     0.59                   $     0.59
                                      ==========                   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                      8,071,670                    8,071,670
                                      ==========                   ==========


                 See accompanying notes to unaudited pro forma
                      consolidated financial statements.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $17,669,235 from the issuance of 1,766,924 shares of common stock during the period April 1, 1997 through May 7, 1997, the receipt of $26,353 of rental income during construction (capitalized as deferred rental income), and $19,201,056 of cash and cash equivalents used (i) to acquire 25 properties for $27,467,979 of which one property consists of building only, one property consists of land only and 23 properties consist of land and building, (ii) to fund estimated construction costs of $7,141,559 ($4,409,764 of which was accrued as construction costs payable at March 31, 1997) relating to 17 wholly-owned properties under construction at March 31, 1997, (iii) to pay acquisition fees of $795,116 and reclassify from other assets $822,569 of acquisition fees previously incurred relating to the acquired properties and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $1,491,990, which have been netted against capital in excess of par value.

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                     Estimated
                                                  purchase price
                                                 (including con-
                                                  struction and       Acquisition
                                                  closing costs)          fees
                                                  and additional       allocated
                                                construction costs    to property       Total
                                                ------------------    -----------    -----------

      Jack in the Box in Oxnard, CA                $ 1,244,340         $   66,661    $ 1,311,001
      Bennigan's in Arvada, CO                       1,907,025            102,162      2,009,187
      Boston Market in Cedar Park, TX                  820,389             43,949        864,338
      Boston Market in Collinsville, IL                786,924             42,157        829,081
      Boston Market in Taylorsville, UT              1,296,749             69,469      1,366,218
      Burger King in Ooltewah, TN                    1,200,786             64,328      1,265,114
      Boston Market in Arvada, CO                    1,140,718             61,110      1,201,828
      Boston Market in Liberty, MO                     755,854             40,492        796,346
      Einstein Bros. Bagels in Dearborn, MI            659,867             35,350        695,217
      Jack in the Box in Enumclaw, WA                  842,431             45,130        887,561
      Shoney's in Guadalupe, AZ                      1,445,517             77,438      1,522,955
      Black-eyed Pea in Scottsdale, AZ                 768,363             41,162        809,525
      Pizza Hut in Dover, OH                           224,378             12,020        236,398
      Jack in the Box in Bacliff, TX                 1,048,420             56,165      1,104,585
      Boston Market in Indianapolis, IN              1,648,988             88,339      1,737,327
      Boston Market in San Antonio, TX                 749,581             40,156        789,737
      Boston Market in Baltimore, MD                 1,366,123             73,185      1,439,308
      Boston Market in Gambrills, MD                 1,253,116             67,131      1,320,247
      Boston Market in Jessup, MD                    1,273,959             68,248      1,342,207
      Boston Market in Lansing, MI                   1,024,386             54,878      1,079,264
      Boston Market in Riverdale, MD                 1,031,598             55,264      1,086,862
      Boston Market in Vacaville, CA                 1,424,970             76,338      1,501,308
      Boston Market in Waldorf, MD                   1,345,516             72,081      1,417,597
      Einstein Bros. Bagels in Springfield, VA         626,546             33,565        660,111
      Golden Corral in Jacksonville, FL              1,581,435             84,721      1,666,156
      17 wholly owned properties under
        construction at March 31, 1997               2,731,795            146,186      2,877,981
                                                   -----------        -----------    -----------

                                                   $30,199,774        $ 1,617,685    $31,817,459
                                                   ===========        ===========    ===========

      Adjustment classified as follows:
          Land and buildings on operating leases                                     $25,614,903
          Net investment in direct financing leases                                    6,202,556
                                                                                     -----------

                                                                                     $31,817,459
                                                                                     ===========

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for six of the properties acquired during the period January 1, 1996 through May 7, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the six Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                            Date Pro Forma
                                             Date Placed    Property Became
                                             in Service     Operational as
                                           By the Company   Rental Property
                                           --------------   ---------------

            Mr. Fable's in Grand
              Rapids, MI                     March 1996      January 1996
            Denny's in McKinney, TX           June 1996       January 1996
            Boston Market in Merced, CA     October 1996       July 1996
            Boston Market in
              St. Joseph, MO                December 1996      June 1996
            Burger King in Kent, OH         February 1997    December 1996
            Golden Corral in
              Hopkinsville, KY              February 1997     October 1996

      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                            STATEMENTS - CONTINUED
   FOR THE QUARTER ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Statement of Earnings - Continued:

      Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the quarter ended March 31, 1997 and the year ended December 31, 1996.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the quarter ended March 31, 1997 and the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $2,126,000 and $4,762,000 for the Pro Forma Properties for the quarter ended March 31, 1997 and the year ended December 31, 1996, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1997 and the year ended December 31, 1996.